FEDERATED FIDUCIARY TRUST

                               AMENDMENT NO. 1 TO

                              DECLARATION OF TRUST

                              Dated July 24, 1978



         THIS AGREEMENT to the DECLARATION OF TRUST is made this 31st day of August, 1979, by John F. Donahue, Thomas J. Donnelly, Richard B. Fisher, Edward L. Flaherty, Jr., J. Joseph Maloney, Jr., Gregory F. Meyer, Wesley W. Posvar, and Edward E. Smuts.

         WHEREAS the Trustees executed a Declaration of Trust among themselves on July 24, 1978, creating a Massachusetts Business Trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS the Trustees desire to amend the Declaration of Trust:

         NOW, THEREFORE, the Trustees hereby amend and restate the Declaration of Trust as follows:

         1. By striking out Section 1 of Article I and substituting the following in place thereof:

                  Section 1. Name. This Trust shall be known as the "Legg Mason Cash Reserve Trust."

         2. By striking out Section 8 of Article XI and substituting the following in place thereof:

                  Section 8. The Trust acknowledges that Legg Mason Wood Walker Incorporated has reserved the right to grant the non-exclusive use of the name "Legg Mason" or any derivative thereof to any other investment company, investment adviser, distributor, or other business enterprise, and to


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withdraw from the Trust the use of the name "Legg Mason."

         IN WITNESS WHEREOF, the undesigned have executed this instrument this 31st day of August, 1979.

/s/ John F. Donahue                               /s/ J. Joseph Maloney, Jr.
______________________________                   _____________________________
    John F. Donahue                                   J. Joseph Maloney, Jr.

/s/ Thomas J. Donnelly                           /s/ Gregor F. Meyer
______________________________                   _____________________________
    Thomas J. Donnelly                               Gregor F. Meyer

/s/ Richard B. Fisher                            /s/ Wesley W. Posvar
______________________________                   ______________________________
    Richard B. Fisher                                Wesley W. Posvar

/s/ Edward L. Flaherty, Jr.                      /s/ Edward E. Smuts
______________________________                   _____________________________
    Edward L. Flaherty, Jr.                          Edward E. Smuts

COMMONWEALTH OF PENNSYLVANIA    )
                                )
COUNTY OF ALLEGHENY             )

         I hereby certify that on August 31, 1979, before me, the subscriber, a Notary Public of the Commonwealth of Pennsylvania, in and for the County of Allegheny, personally appeared JOHN F. DONAHUE, THOMAS
J. DONNELLY, RICHARD B. FISHER, EDWARD L. FLAHERTY, JR., J. JOSEPH MALONEY, JR., GREGOR F. MEYER, WESLEY W. POSVAR, and EDWARD E. SMUTS, who acknowledged the foregoing Declaration of Trust to be their act.

         WITNESS my hand and notarial seal the day and year first above written.


                                                  /s/ Loretta Yagesh
                                                  __________________________
                                                      Notary Public

                         Loretta Yagesh, Notary Public
                       Pittsburgh, Allegheny County, Pa.
                      My Commission Expires Aug. 23, 1982


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